Exhibit 2.40

SEVENTH SUPPLEMENTAL INDENTURE

Seventh Supplemental Indenture (this “Seventh Supplemental Indenture”), dated as of February 11, 2011, among GIBSON ENERGY ULC, an Alberta unlimited liability corporation (the “Company”), GEP MIDSTREAM FINANCE CORP., an Alberta corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the Guarantors party hereto, THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (the “Trustee”) and BNY TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, as collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Trustee and the Collateral Agent may amend any provision of the Indenture (other than certain provisions enumerated in Section 9.02 of the Indenture, none of which provisions are implicated hereby) with the written consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the then outstanding Notes and execute a supplemental indenture; and

WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated February 7, 2011, from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to certain amendments described therein to the Indenture; and

WHEREAS, it is provided in Section 9.04 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

NOW, THEREFORE, the parties hereto agree as follows:

I.                                         AMENDMENTS.

A.                                    Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture.

B.                                     Amendments to Section 4.10 (Limitations on Asset Sales).

(a)           Clause (4) of the first paragraph of Section 4.10 of the Indenture is hereby amended and restated in its entirety and replaced with the following:

(4) the Net Available Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in such Net Available Proceeds, such property shall be made subject to the Lien of this Indenture and the Collateral Documents; provided that this clause (4) shall not be applicable with respect to the Net Available Proceeds received from the ENT Asset Sale.  For the avoidance of doubt, concurrently with the application of the Net Available Proceeds of the ENT Asset Sale to reduce borrowings under the Liquidity Facility or concurrently with the taking of possession of such Net Available Proceeds by the Liquidity

Facility Agent, the Lien of this Indenture and the Collateral Documents on the Net Available Proceeds of the ENT Asset Sale, including interest thereon, is released and the Net Available Proceeds of the ENT Asset Sale no longer constitute Collateral.

II.                                     EFFECTIVE DATE.

This Seventh Supplemental Indenture shall become effective on the date hereof.

III.                                 MISCELLANEOUS.

A.                    Governing Law.

THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

B.                    Continuing Agreement.

Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

C.                    Waiver.

The execution, delivery and effectiveness of this Seventh Supplemental Indenture shall not operate or be construed as a waiver or forbearance with respect to Defaults or Events of Default under the Indenture or the Notes, if any, which may now or hereafter exist or the waiver of any right, power or remedy which the Holders or the Trustee may have with respect thereto under the Indenture, the Notes or applicable law.  Any and all rights which may now or hereafter exist in favor of Holders or the Trustee under the Indenture, the Notes or applicable law are reserved for the Holders and the Trustee, respectively.

D.                    Conflicts.

In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Seventh Supplemental Indenture, then the terms and conditions of this Seventh Supplemental Indenture shall prevail.

E.                      Counterpart Originals.

The parties may sign any number of copies of this Seventh Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

F.                      Headings, Etc.

The headings of the Sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

G.                    Trustee’s and Collateral Agent’s Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Finance Corp. and the Guarantors.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GIBSON ENERGY ULC

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

GEP MIDSTREAM FINANCE CORP.

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

GUARANTORS:

GIBSON ENERGY (U.S.) INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

LINK PETROLEUM, INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON ENERGY HOLDING ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Seventh Supplemental Indenture Signature Page]

MOOSE JAW REFINERY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MOOSE JAW REFINERY ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Seventh Supplemental Indenture Signature Page]

GIBSON ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GEP ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

LINK PETROLEUM SERVICES LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CHIEF HAULING CONTRACTORS ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON GCC INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

BRIDGE CREEK TRUCKING LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Seventh Supplemental Indenture Signature Page]

JOHNSTONE TANK TRUCKING LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON (U.S.) ACQUISITIONCO CORP.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON (U.S.) FINCO CORP.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON (U.S.) HOLDCO CORP.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON FINANCE LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TAYLOR COMPANIES, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TPG TRANSPORT, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Seventh Supplemental Indenture Signature Page]

TPG LEASING, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TAYLOR TRANSFER SERVICES, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TAYLOR GAS LIQUIDS, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Seventh Supplemental Indenture Signature Page]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Erika Walker
Name: Erika Walker
Title: Vice President

BNY TRUST COMPANY OF CANADA, as Collateral Agent

By:	/s/ Farhan Mir
Name: Farhan Mir
Title: Authorized Signatory

[Seventh Supplemental Indenture Signature Page]